SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Objectives Established for Fiscal 2018 Cash Bonuses

On January 16, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of National Commerce Corporation (the “Company”) established an annual incentive program for the Company’s fiscal year ending December 31, 2018 for certain executive officers and key employees of the Company and its subsidiaries (the “2018 Incentive Program”), including the Company’s named executive officers – John H. Holcomb, III, Executive Chairman; Richard Murray, IV, President and Chief Executive Officer; and William E. Matthews, V, Vice Chairman and Chief Financial Officer. Under the 2018 Incentive Program, certain executive officers and key employees of the Company and its subsidiaries have a short-term incentive cash bonus opportunity based on certain corporate and individual performance objectives established by the Compensation Committee. With respect to the Company’s named executive officers, the cash bonus opportunity is based on the achievement of a specified level of financial performance, specifically the Company’s pre-tax diluted earnings per share in 2018 compared to the Company’s targeted pre-tax diluted earnings per share for 2018. The individual target bonus opportunity for each of the three named executive officers participating in the 2018 Incentive Program is 50% of his 2018 base salary.

Under the 2018 Incentive Program, the Company’s named executive officers will receive 100% of their target award if the Company’s pre-tax diluted earnings per share in 2018 is 100% of targeted pre-tax diluted earnings per share for 2018, 33.3% of their target award if the Company achieves a minimum threshold level of performance (actual pre-tax diluted earnings per share in 2018 equal to $0.14 below targeted pre-tax diluted earnings per share), and a maximum of 150% of their target award for a maximum level of performance (actual pre-tax diluted earnings per share in 2018 equal to or greater than $0.14 above targeted pre-tax diluted earnings per share). No payments will be made for performance below the specified minimum threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2018 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2018 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company or the financial statements of the Company, or in certain other instances specified in the 2018 Incentive Program.

A copy of the 2018 Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the 2018 Incentive Program is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	2018 Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

January 19, 2018	/s/ William E. Matthews, V
William E. Matthews, V Vice Chairman and Chief Financial Officer